EXHIBIT 99.1

NEWS RELEASE

Loop Industries Announces Appointment of Shaun Higgins to its Board of Directors

MONTREAL, October 12, 2017 (GLOBE NEWSWIRE) - Loop Industries, Inc. (OTCQB: LLPP), an environmentally responsible manufacturer of Purified Terephthalic Acid (PTA) and Mono Ethylene Glycol (MEG), is pleased to announce that it has appointed Shaun Higgins to the board of directors of the company as of October 6, 2017.

Mr. Higgins, former President of Coca Cola Enterprises Europe, brings extensive experience and will be instrumental in helping Loop Industries navigate its continued growth. Mr. Higgins has thirty years of global experience in the beverage industry, and five years experience in public accounting. He served in a number of senior level positions in the Coca Cola system before becoming President of Coca Cola Enterprises Europe, including, President and COO of Coca Cola Canada, Chief Strategist and Planning Officer, and Chief Financial Officer of Coca Cola Enterprises. Mr. Higgins currently sits on a number of other public and private company boards, serves as an executive coach to senior corporate leaders and is a beverage industry consultant. He received a BBA degree in Public Accounting from Pace University, and is a Certified Public Accountant and Fellow of the National Association of Corporate Directors.

Daniel Solomita, Loop Industries’ Founder and CEO, commented, “As part of our continued corporate development, we are excited to have Shaun join our board. We are confident that the depth of his knowledge and relevant experience will immediately contribute to the success of our company.”

Brian Young, who has served as a director of the company since 2016, has informed the company of his decision to retire from the board. “We thank Brian for his invaluable service to the company,” stated Daniel Solomita.

About Loop Industries, Inc.

Loop Industries is an environmentally responsible manufacturer of Purified Terephthalic Acid (PTA) and Mono Ethylene Glycol (MEG), the fundamental chemical components used in manufacturing polyethylene terephthalate (PET). PET plastic is most commonly found in beverage bottles, consumer packaging and polyester fiber. Loop Industries' proprietary process sustainably converts waste plastics into high purity PTA and MEG that can be used to create up to 100 percent recycled food-grade PET resin. This commercial-grade PET resin can be used in a variety of bottling, consumer packaging and other industrial applications.

Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop Industries’ control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology, (ii) development and protection of our intellectual property, (iii) industry competition, (iv) our ability to raise capital to expand our operations, (v) product demand, market and customer acceptance of our products, (vi) our ability to conduct operations if there are changes in laws, regulations or government policies related to our business, and (vii) general industry and market conditions and growth rates and general economic conditions. More detailed information about Loop Industries and the risk factors that may affect the realization of forward looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop Industries assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Company Contact

Susan Khouloujian

T: 450.951.8555

E: IR@loopindustries.com